Table of Contents

Exhibit 10.8

AMENDMENT NO. 12 TO

NAVITAIRE HOSTED SERVICES AGREEMENT

This Amendment No. 12 to the NAVITAIRE Hosted Services Agreement (this "Amendment"), effective as of April 24th, 2008, is entered into by and between NAVITAIRE Inc., a Delaware corporation ("NAVITAIRE"), and GOL – Transportes Aereos S/A, a Brazilian corporation ("Customer"). Initially capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement (as defined below).

A. NAVITAIRE and Customer are parties to that certain NAVITAIRE Hosted Services Agreement dated as of May 1, 2004 and amended by: (i) Amendment No. 1 dated as of January 1, 2005, (ii) Amendment No. 2 dated as of June 13, 2005, (iii) Amendment No. 3 dated as of October 1, 2005, (iv) Amendment No. 4 dated as of November 14, 2005, (v) Amendment No. 6 dated as of April 5, 2006-, (vi) Amendment No. 7 dated as of June 1, 2006, (vii) Amendment No. 8 dated as of June 11, 2007 (viii) Amendment No. 9 dated as of August 20, 2007; (ix) Amendment No. 10 dated as of August 27, 2007; and (x) Amendment No. 11 (pending) (collectively the "Agreement"), pursuant to which NAVITAIRE performs Hosted Services for Customer.

B. Section 18.1 of the Agreement permits the parties to amend the terms and conditions of the Agreement provided such amendment is made in writing signed by the parties.

C. NAVITAIRE and Customer desire to amend the terms of the Agreement to add Insurance Sales Services for [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]("Content Provider") to the Agreement as provided below.

Accordingly, and in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1 NAVITAIRE will use commercially reasonable efforts to implement the ability to integrate travel insurance sales on the New Skies platform using NAVITAIRE's Travel Commerce services approximately [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] after signature of this Amendment.

2 The following table itemizes Travel Commerce functionality, which is subject to custom integration development work to be handled through a separate professional services work order. Scope as of the Effective Date of this Amendment is limited to only support related to travel insurance sales with New Skies, once these have been developed:

Travel Commerce
General Features
 The features for the Insurance Sales Services are specific to the provision of services for [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].
 • Ability to search for and book ancillary components in SkySales as part of the flight booking process and store the component within the super PNR as a Travel Commerce component.
 • Ability to search for and book ancillary components (insurance sales activities only) in SkySales without flights and store the component(s) within the super PNR.
 • Ability to search, book, and cancel an ancillary component booking from SkySpeed.
 • Ability to locally host selling inventory for travel insurance sales.
 • Ability to configure product availability by supplier and location.
 • Ability to include ancillary components in the traveler's itinerary email notification. The component information will not include the policy certificate of coverage. The certificate of coverage will need to be sent to the traveler by [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMISSION P URSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].
 • Ability to configure markups within a component's pricing.
 • Ability to store supplier confirmation numbers within the super PNR component record.
 • Ability to add a markup by supplier.
 • Ability to specify cancellation fees by supplier.
 • Ability to generate a unique policy number assigned to each individual insurance component sale.
 • Ability to store insurance policy information, consisting of policy types, business rules, and pricing, as entered through the management console by Customer.
 • Insurance Sales Services do not provide any ability to modify the policy once sold. Policies cannot be canceled, voided, or amended via Insurance Sales Services.

Supplier Connectivity
 • Support is available for direct interfaces to Content Providers via XML API connections. The scope of this Amendment does not include any direct connections to any Content Providers.
      • Note: Direct interfaces to [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] are not included in the scope of functionality.
• Connections can be requested through the enhancement process or as a professional services work order and may incur additional transaction fees.
Standard Reports
The following is a list of the standard reports available related to Travel Commerce functionality. These reports may be added to, deleted, modified, changed, eliminated or substituted for at the discretion of NAVITAIRE at any time. The reports are viewed online via a browser interface.
            • Ancillary Services Summary – Displays summary of transaction counts and revenue by content provider and date range.
• Ancillary Services Detail by component – Displays transaction level detail for ancillary components.
Custom Features
• Ability to generate a [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] number which will be developed under a separate professional services work order. This will be reset monthly and used by Customer's insurance partner for the awarding of incentive programs. A detailed functional proposal is contained in IPR 234577. Should Customer fail to approve the work order within [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] of the Effective Date of this Amendment, this Custom Feature will be excluded from the scope of Travel Commerce services.

3 Amendment to Exhibit H, Section 1.1, Service Fees. The following sections are added to Exhibit H, Section 1,1 as follows:

1.1.8 Monthly Recurring. Services Fees – Insurance Sales Services.

Monthly Volume	Insurance Sales Services
Infrastructure Fee [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] Minimum	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]
[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] and higher	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

1.1.9 Monthly Recurring Service Fees – Travel Commerce Content Provider Connectivity.

As no direct connections are included in the scope of the Amendment, this section is intentionally left blank. Future connections and their associated monthly connection hosting fee will be quoted upon request.

4 Amendment to Exhibit H, Section 1.2, Implementation Fees.** The following is added to the Implementation Fees included in Exhibit H, Section 1.2:

Product/Service Description	Implementation Fees*
Hosted Travel Commerce Services	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]
Travel Commerce Supplier Connectivity	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] per connection

* Implementation Fees exclude travel expenses and any new development.
** If the Services included in this Section are not part of Customer's initial purchase, the prices listed above will remain valid for [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] following the Effective Date of the Amendment. Following this time period, the pricing in this Section is subject to change.

5 OpenSkies Insurance Sales. Both parties agree that the implementation for similar services for [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] on the OpenSkies platform have been completed. Insurance Sales Services will be provided on OpenSkies as long as Customer utilizes the OpenSkies platform. Should Customer choose not to implement Insurance Sales Services on the New Skies platform, Customer agrees to reimburse NAVITAIRE [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] USD for the implementation of Insurance Services on the OpenSkies platform.

6 Right to Participate in Future Ancillary Sales Selection Process. Installation of the travel commerce platform allows NAVITAIRE to provide additional services outside the scope contemplated by this Amendment. In consideration for the insurance pricing, Customer agrees to include NAVITAIRE in all evaluation and selection processes related to capturing additional ancillary sales from the Customer travel or travel services web sites. Should Customer determine another provider is better suited, NAVITAIRE will have the opportunity to respond to pricing, functionality, or service offering concerns, and if all criteria are equal, Customer will agree to use NAVITAIRE to provide additional ancillary services.

7 No Other Changes. Except as specifically amended by this Amendment, all other provisions of the Agreement remain in full force and effect. This Amendment shall not constitute or operate as a waiver of, or estoppel with respect to, any provisions of the Agreement by any party hereto.

8 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

9 Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon NAVITAIRE and the Customer and their respective successors, heirs and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

NAVITAIRE INC

By: /s/ John Dabkowski
Its: Managing Director

Date: 15 May 2008

CUSTOMER

By: /s/ Unreadable
Its: Unreadable

By: /s/ Unreadable
Its: Unreadable

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